SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 22, 2014 (April 3, 2014)

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S. Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report amends the Current Report on Form 8-K filed by Vectren Corporation with the Securities and Exchange Commission on April 3, 2014 to provide certain compensation information of Susan Hardwick as required by Item 5.02(c)(3) of Form 8-K in connection with her assumption of the Chief Financial Officer position of Vectren Corporation effective June 1, 2014.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2014, Vectren Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) in connection with the announcement of certain changes in executive leadership to become effective June 1, 2014, including the appointment of Susan Hardwick to serve as Chief Financial Officer of the Company.  In the Original Filing the Company stated that, to the extent the changes in Ms. Hardwick’s responsibilities would make compensation-related adjustments appropriate, those adjustments would be considered by the Company’s Compensation and Benefits Committee prior to the June 1, 2014 effective date.

In this regard, on May 22, 2014, the Company’s Compensation and Benefits Committee met and determined the compensation-related adjustments for Ms. Hardwick to become effective when she assumes the role of Chief Financial Officer of the Company on June 1, 2014.  Ms. Hardwick’s base salary will increase to $326,300 annually, pro-rated for the period commencing June 1, 2014.  In addition, Ms. Hardwick’s annual incentive opportunity under the Company’s At-Risk Plan will increase to a target payout of 55% of base salary, with such increase effective as of June 1, 2014.  The weighting of performance metrics for the annual incentive opportunity will be the same as for her predecessor as Chief Financial Officer.  Ms. Hardwick will also receive a supplemental grant of 2,300 performance-based stock units under the Company’s At-Risk Plan.  The supplemental grant of performance-based stock units will be based on the closing price for the Company’s shares on the New York Stock Exchange on May 9, 2014, discounted for risk of forfeiture over a three year performance period and one year additional vesting period.  The performance-based stock unit grant will be measured against the performance of the Company’s 2014 peer group companies and the performance measurement will be weighted in the same manner as the grants of performance-based stock units made in January, 2014 to Ms. Hardwick and the existing executive officers of the Company.  The performance period for the supplemental grant of performance-based stock units will conclude on December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
May 28, 2014	VECTREN UTILITY HOLDINGS, INC.

	By:	/s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President, Finance and Assistant Treasurer